Exhibit 10

STOCK PURCHASE AGREEMENT

This STOCK PURCHASE AGREEMENT (this “Agreement”) is made as of this 31st day of May, 2018 by and between Ruifang Wu (“Buyer”) and Long Deng (“Seller”).

WHEREAS, Seller wishes to sell 500,000 shares (the “Shares”) of iFresh Inc. (the “Company”) common stock to the Buyer, and the Buyer wishes to purchase the Shares from the Seller.

NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth and other good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

ARTICLE I

Purchase and Closing

Section 1.01 Purchase. The Seller hereby agrees to sell to Buyer and Buyer hereby agrees to purchase from the Seller at the Closing (as defined below) the Shares for $4,750,000.00 (the “Aggregate Purchase Price”).

Section 1.02 Closing. The closing of the purchase of the Shares (“Closing”) by Buyer will occur three business days after the date hereof or at such other date as mutually agreed upon by the parties (any such date, the “Closing Date”). At or before the Closing:

●	the Seller shall deliver or cause to be delivered to Buyer: (i) a stock certificate or certificates representing the Shares transferred hereunder duly endorsed for transfer or with executed stock powers attached, or (ii) appropriate instructions for book entry transfer of ownership of the Shares from the Seller to Buyer.

●	Buyer shall deliver or cause to be delivered to the Seller payment by check or wire transfer of immediately available funds the Aggregate Purchase Price.

ARTICLE II

Representations and Warranties of the Buyer

Buyer hereby represents and warrants to Seller on the date hereof and as of the Closing that:

Section 2.01 Sophisticated Buyer. Buyer is sophisticated in financial matters and is able to evaluate the risks and benefits attendant to the sale of Shares to Seller.

Section 2.02 Independent Investigation. Buyer, in making the decision to buy the Shares, has not relied upon any oral or written representations or assurances from Seller or any of its representatives or agents other than as set forth in this Agreement. Buyer has had access to all of the filings made by the Company with the SEC pursuant to the Securities Exchange Act of 1934, as amended, and the Securities Act of 1933, as amended, in each case to the extent available publicly via the SEC’s Electronic Data Gathering, Analysis and Retrieval system.

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Section 2.03 No Legal Advice from Seller. Buyer acknowledges it has had the opportunity to review this Agreement and the transactions contemplated by this Agreement with Buyer’s own legal counsel, investment and tax advisors. Buyer is not relying on any statements or representations of Seller or any of its representatives or agents for legal, tax or investment advice with respect to this Agreement or the transactions contemplated by the Agreement.

Section 2.04 Finder’s Fees. No investment banker, broker, finder or other intermediary is entitled to a fee or commission from Seller in respect of this Agreement based upon any arrangement or agreement made by or on behalf of Buyer.

Section 2.05 Securities Law Compliance. The Buyer has been advised that the offer and sale of the Shares has not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or any other securities laws and, therefore, none of the Shares can be resold unless they are registered under the Securities Act and applicable securities laws or unless an exemption from such registration requirements is available. The Buyer understands that the Shares will be considered to be “restricted securities” under the Securities Act, and that, therefore, the Buyer will not be eligible to use Rule 144 promulgated under the Securities Act for at least six months after the Closing Date. The Buyer is purchasing the Shares for Buyer’s own account for investment, not as a nominee or agent, and not with a view to, or for resale in connection with, the distribution thereof. The Buyer represents that it is an “accredited investor” as such term is defined in Rule 501 of Regulation D, promulgated under the Securities Act, and that the Buyer is not subject to the “Bad Actor” disqualification, as such terms is defined in Rule 506 of Regulation D, promulgated under the Securities Act.

ARTICLE III

Representations and Warranties of the Seller

Seller hereby represents and warrants to Buyer on the date hereof and as of the Closing that:

Section 3.01 Sophisticated Buyer. Seller is sophisticated in financial matters and is able to evaluate the risks and benefits attendant to the sale of Shares to the Buyer.

Section 3.02 Ownership of Shares. On the Closing Date, Seller will be the legal and beneficial owner of the Shares and will transfer to Buyer at the Closing good and marketable title to the Shares free and clear of any liens, claims, security interests, options, charges or any other encumbrance whatsoever.

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Section 3.03 Finder’s Fees. No investment banker, broker, finder or other intermediary is entitled to a fee or commission from Buyer in respect of this Agreement based upon any arrangement or agreement made by or on behalf of Seller.

ARTICLE IV

Acknowledgement; Waiver; Release

Section 4.01 Acknowledgement; Waiver. Buyer (i) acknowledges that Seller is an affiliate of the Company and may possess or have access to material non-public information which has not been communicated to Buyer; (ii) hereby waives any and all claims, whether at law, in equity or otherwise, that he, she, or it may now have or may hereafter acquire, whether presently known or unknown, against Seller or any of Seller’s agents, affiliates, successors or assigns relating to any failure to disclose any non-public information in connection with the transactions contemplated by this Agreement, including without limitation, any such claims arising under the securities or other laws, rules and regulations, and (iii) is aware that Seller is relying on the foregoing acknowledgement and waiver in clauses (i) and (ii) above, respectively, in connection with the transactions contemplated by this Agreement.

ARTICLE V

Miscellaneous

Section 5.01 Counterparts; Facsimile. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same instrument. This Agreement or any counterpart may be executed via facsimile transmission, and any such executed facsimile copy shall be treated as an original.

Section 5.02 Governing Law. This Agreement shall for all purposes be deemed to be made under and shall be construed in accordance with the laws of New York. Each of the parties hereby agrees that any action, proceeding or claim against it arising out of or relating in any way to this Agreement shall, to the fullest extent applicable, be brought and enforced first in the Southern District of New York, then to such other court in the State of New York as appropriate and irrevocably submits to such jurisdiction, which jurisdiction shall be exclusive. Each of the parties hereby waives any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum.

Section 5.03 Severability. If any term, provision or covenant of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions and covenants of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated

Section 5.04 Binding Effect; Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective legal representatives, successors and permitted assigns. The Company is a third party beneficiary of Article VI of this Agreement.

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Section 5.05 Headings. The descriptive headings of the Sections hereof are inserted for convenience only and do not constitute a part of this Agreement.

Section 5.06 Entire Agreement; Changes in Writing. This Agreement constitutes the entire agreement among the parties hereto and supersedes and cancels any prior agreements, representations and warranties, whether oral or written, among the parties hereto relating to the transaction contemplated hereby. Neither this Agreement nor any provision hereof may be changed or amended orally, but only by an agreement in writing signed by the other party hereto.

Section 5.07 Notices. Any notice or other communication under this Agreement shall be in writing and shall be considered given when (a) sent by telecopier, with receipt confirmed, (b) delivered personally, or (c) one business day after being sent by recognized overnight courier, to the parties at the addresses set forth on the signature page hereto (or at such other address as a party may specify by notice to the other).

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IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date set forth on the first page of this Agreement.

By:	/s/ Ruifang Wu
Name:	Ruifang Wu

Address:

Fax:

By:	/s/ Long Deng
Name:	Long Deng

Address:

Fax: